                                                                EXHIBIT 23(h)-12


                                                             As of June 26, 2001



Berger Family of Funds
210 University Blvd., Suite 900
Denver CO 60606

Attention:  John A. Paganelli, Vice President and Treasurer

        RE:  Loan Facility

Ladies and Gentlemen:

    State Street Bank and Trust Company (the "Bank") is pleased to make available a $100,000,000 unsecured committed revolving line of credit (the "Committed Line") to the investment management companies listed on Appendix I hereto, each acting on behalf of itself or on behalf of a respective fund series identified thereon (in such capacity, each a "Borrower" and collectively the "Borrowers"), on the following terms and conditions:

         I. Committed Line

         1. Term. The Committed Line shall commence on the date hereof and expire June 25, 2002 (the "Expiration Date"), unless extended in the discretion of the Bank or terminated by the Borrowers as provided herein. The Borrowers may terminate the Committed Line or reduce the Committed Line by $10,000,000 upon five days prior written notice and payment of (a) in the event of a reduction, the amount by which the unpaid principal amount of Loans exceeds the then reduced Committed Line, together with any fees accrued with respect to the amount of such reduction to the date of such reduction or (b) in the event of a termination, all outstanding principal, interest, fees, costs and expenses on the effective date of termination.

         2. Notice and Manner of Borrowings. Subject to the terms and conditions hereof, the Bank will make revolving loans to a Borrower under the Committed Line (each such loan, a "Loan") not to exceed in the aggregate outstanding at any time with respect to any one Borrower the lesser of (a) 15% multiplied by the amount equal to (x) the value of the total assets of the Borrower for which a Loan is extended (after giving effect to the requested Loan) less (y) the value of the assets of such Borrower which are pledged to, or otherwise subject to a security interest or lien in favor of, a party other than the Bank, with such values being based upon the current market value of such Borrower's assets determined by the custodian thereof or any party that the Board of Trustees/ Directors of such Borrower appoints to value such securities, provided that such value shall be determined in a manner consistent with that used by such Borrower for reporting purposes in accordance with regulatory requirements, including the

The Berger Family of Funds
As of June 26, 2001
Page 2


Investment Company Act (such borrowing limitation, the "Percentage Borrowing Limitation") or (b) the maximum amount which the Borrower for which a Loan is made is permitted to borrow at any time or in the aggregate pursuant to the Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the Borrower, any agreement of the Borrower with any foreign, federal, state or local securities division to which the Borrower is subject, any other applicable agreement or document to which the Borrower is a party or any law, rule or regulation applicable to the Borrower (the lesser of (a) and (b), the "Maximum Facility Amount"). Notwithstanding the foregoing, the aggregate outstanding amount of all Loans to all Borrowers hereunder shall not at any time exceed $100,000,000 (the "Committed Line Amount"). For the avoidance of doubt, "total assets of the Borrower" when used herein shall mean (i) with respect to an investment management company without fund series, the total assets of the investment management company and (ii) with respect to an investment management company acting on behalf of its fund series, the total assets attributable to such fund series. Each request for a Loan hereunder, shall be made in writing by a Borrower by delivering a completed loan request in the form of Exhibit B attached hereto and such other information or documentation as the Bank may reasonably request. Each such Loan request shall be made by a Borrower and received by the Bank not later than 3:00 p.m. Boston time on the business day on which such Loan is to be made. Each Loan request hereunder shall be deemed to be a confirmation by such Borrower that no Default has occurred and is continuing hereunder with respect to such Borrower for which a Loan is to be made, that the representations and warranties of the Borrower for which a Loan is made described below remain true and correct and that no borrowing limitations applicable to the Borrower will be exceeded after giving effect to the requested Loan, each of which shall be a precondition to the making of any Loan hereunder. Each Loan made hereunder shall be in an amount of $10,000 or an integral multiple thereof.

         3. Evidence of Indebtedness. All Loans will be evidenced by a promissory note in the form attached hereto as Exhibit A (as amended, the "Note"). Each Borrower hereby authorizes the Bank to record each Loan and the corresponding information on the schedule forming part of the Note, and, absent manifest error, this record shall govern and control. The failure by the Bank to record, or any error in so recording, any such amount on the Bank's books and records, such schedule, or any other record maintained by the Bank, shall not limit or otherwise affect the obligation of a Borrower to make payments of principal of and interest on each Loan as provided herein and in the Note.

         4. Interest Rate. Principal on each outstanding Loan shall bear interest at a variable rate per annum equal to the Federal Funds Rate plus .50% per annum which rate shall change when such Federal Funds Rate changes. Interest on each Loan shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Following the occurrence of a Default hereunder, unpaid principal on any Loan, and to the extent permitted by applicable law, unpaid interest on any Loan, shall thereafter bear interest, compounded monthly and be payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan hereunder.

The Berger Family of Funds
As of June 26, 2001
Page 3

         5. Payments and Prepayment/Recourse. Each Loan, together with accrued and unpaid interest thereon, shall be due and payable upon the earliest of (a) 60 days following the date on which such Loan is made, (b) the date on which such Loan becomes due pursuant to Section II, Paragraph 4 below following the occurrence of a Default or (c) the Expiration Date, provided that a Borrower may not have Loans outstanding hereunder with respect to any Borrower for a period in excess of 60 consecutive calendar days. Interest on all Loans shall be payable monthly in arrears on the fifteenth day of each month with all accrued and unpaid interest due and payable on the same day when principal is due and payable. Each Borrower covenants and agrees to immediately repay any amount by which (i) the then outstanding aggregate principal amount of the Loans to any one Borrower exceeds the Maximum Facility Amount of such Borrower or (ii) the then outstanding aggregate principal amount of all Loans to all Borrowers hereunder exceeds the Committed Line Amount, upon the earlier to occur of such Borrower first becoming aware of any such excess or demand by the Bank, provided, however, if such excess relates solely to a violation of the Percentage Borrowing Limitation, such Borrower shall have 3 days to repay such excess after the earlier to occur of such Borrower first becoming aware of any such excess or demand by the Bank. Loans may be prepaid without penalty and any amounts prepaid may be reborrowed subject to the terms hereof. All payments of principal and interest with respect to any Loan shall be made not later than 2:00 p.m. Boston time on the date due without set off or deduction in immediately available United States dollars at the Bank's office at 225 Franklin Street, Boston, Massachusetts or as otherwise directed in writing by the Bank.

         The Bank and each Borrower acknowledge and agree that all persons dealing with a Borrower shall look solely to the property of such Borrower for the enforcement of any claim against such Borrower. None of the officers, agents or shareholders of a Borrower assumes any personal liability for the obligations entered into on behalf of such Borrower with respect to the Committed Line. In addition, the obligations of each Borrower hereunder shall be several, and not joint, and accordingly, the principal amount of the Loans and accrued interest thereon and any fees or additional amounts payable in connection with or relating to such Loans pursuant to this Agreement shall be paid or repaid solely from the assets of the Borrower for which a Loan is made and the Bank shall have no right of recourse or offset against the assets of any other Borrower. For the avoidance of doubt, "assets" of a Borrower as used in the preceding sentence means (i) with respect to an investment management company without fund series, the assets of the investment management company and (ii) with respect to an investment management company acting on behalf of one of its fund series, the assets attributable to such fund series.

         6. Fees. The Borrowers agree to pay to the Bank a commitment fee equal to .10% per annum on the daily unused portion of the Committed Line Amount which shall be payable quarterly in arrears on or before the fifteenth day following the end of each March, June, September and December of each year and on the Expiration Date or, if terminated earlier, up to the date of and on the date when the commitment hereunder is terminated. The commitment fee described herein shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

The Berger Family of Funds
As of June 26, 2001
Page 4



         7. Use of Loan Proceeds. Proceeds of Loans may be used only (i) to temporarily finance the purchase or sale of securities for prompt delivery if the Loan is to be repaid promptly in the ordinary course of business upon completion of such purchase or sale transaction or (ii) to finance the redemption of the shares of an investor of the Borrower for which a Loan is made.

         8. Security. All obligations of the Borrowers with respect to the Committed Line shall remain unsecured, however State Street Bank and Trust Company will remain as custodian of the assets of the Borrowers.

         II. General Loan Terms

         1. Covenants. Until all obligations of the Borrowers with respect to the Committed Line have been paid in full and the Committed Line has been terminated, unless otherwise consented to in writing by the Bank, each Borrower covenants and agrees as follows:

                  a) not to issue any preferred stock or create, incur, assume or guarantee any Indebtedness other than, to the extent permitted by the Prospectus (i) Indebtedness to the Bank, and Indebtedness to the Custodian incurred in connection with such custody relationship, (ii) Indebtedness and guarantees existing as of the date of this letter agreement and disclosed on Exhibit C, (iii) reverse repurchase agreements aggregating not in excess of 5% of the Borrower's total assets, (iv) preferred stock or other Indebtedness and guarantees with the prior consent of the Bank and (v) other Indebtedness incurred in the ordinary course of the Borrower's business, other than Indebtedness for borrowed money;

                  b) not to create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance upon any of its assets or properties, or enter into any agreement preventing it from encumbering any such assets or properties other than, to the extent permitted by the Prospectus (i) those in favor of the Bank or its affiliates or subsidiaries,
(ii) those shown on Exhibit D, (iii) those in favor of the Custodian, (iv) those for which the Bank has given its prior written approval, (v) those in connection with financial futures, forward foreign currency contracts, options (exchange-traded and over-the-counter), short sales, and writing (selling) covered call options, in each case entered into in the ordinary course of the Borrower's business on ordinary business terms, and (vi) liens for taxes, fees, assessments and other governmental charges not yet due and payable.

                  c) to (i) duly observe and comply in all material respects with all applicable laws, including, without limitation, the Investment Company Act and any asset coverage and borrowing restrictions and restrictions on indebtedness and extensions of credit contained therein and applicable to the Borrower and applicable securities laws and regulations, and pay all taxes and governmental charges prior to the time they become delinquent, (ii) maintain in full force and effect all licenses and permits necessary in any material respect for the proper conduct of its business, (iii) maintain its status as an open-end diversified management investment company

The Berger Family of Funds
As of June 26, 2001
Page 5


registered under the Investment Company Act and its status as a regulated investment company under Subchapter M of the Internal Revenue Code, (iv) operate in compliance with its organizational documents, the Prospectus and any other applicable investment policies and restrictions and agreements relating thereto,
(v) not merge or consolidate with or into any entity or purchase all or substantially all of the assets or stock of any entity or sell or otherwise transfer all or any substantial portion of the Borrower's assets without the prior written consent of the Bank not to be unreasonably withheld, (vi) not permit there to occur a change in the investment adviser or custodian of the Borrower's assets from the Investment Adviser and Custodian or permit any change in the investment objectives or in the investment restrictions of the Borrower as described in the Prospectus of such Borrower, without the prior written consent of the Bank in each instance not to be unreasonably withheld, (vii) comply with all terms and provisions of all documents evidencing or securing any Indebtedness to the Bank and to or with any party other than the Bank ("Other Indebtedness"), (viii) immediately notify the Bank of any default or event of default with respect to Other Indebtedness and of any default under or termination of any agreement with the Custodian or with the Investment Adviser and to provide to the Bank a copy of any notice received by the Borrower relating thereto and any notice or claim of any such default or termination and
(ix) immediately notify the Bank of any Default hereunder and of any litigation or governmental proceeding inspection or investigation commenced or threatened in writing against the Borrower;

                  d) to permit the Bank or its representatives and agents, during regular business hours and with at least 24 hours prior notice, to visit and inspect the properties of the Borrower and make copies or abstracts from the Borrower's books and records;

                  e) to pay all fees, costs and expenses incurred or paid by the Bank, including the Bank's reasonable attorney's fees and expenses, in the event of a default by the Borrower and in connection with the enforcement or termination of the Loan Documents;

                  f) to submit to the Bank: (i) within 60 days after the end of each semi-annual period in each fiscal year, the Borrower's semi-annual or annual, as the case may be, financial statements including a statement of assets, liabilities and investments as of the end of each such period prepared in accordance with regulatory requirements and, in the case of annual statements, audited by a certified public accountant of recognized standing,
(ii) all proxy materials, reports to shareholders and other information delivered to shareholders of the Borrower or to the United States Securities and Exchange Commission including, in any event, copies of any material change to the Prospectus or registration statement, and (iii) such other financial statements and information as to the Borrower or Investment Adviser as the Bank may reasonably request from time to time. All financial statements required hereunder shall be prepared in accordance with generally accepted accounting principles consistently applied; and

                  g) execute and deliver such additional instruments and take such further action as the Bank may reasonably request solely to effect the purpose of the Loan Documents and the Loans.

The Berger Family of Funds
As of June 26, 2001
Page 6


         2. Representations and Warranties. Each Borrower represents and warrants to the Bank that:

                  a) it is a business trust or corporation duly organized, validly existing and in good standing under the laws of its organization or formation, and the Borrower is registered as an open-end management investment company under the Investment Company Act, qualified as a regulated investment company within the meaning of the United States Internal Revenue Code of 1986, has all requisite power and authority to own its property and conduct its business as is now conducted, is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification and is in compliance with its organizational documents and applicable law, including, without limitation, the Investment Company Act and Federal Reserve Regulation U. The Borrower has filed all income tax returns and paid all taxes due pursuant to such returns and the charges, accruals and reserves on the books and records of the Borrower with respect to such taxes and charges are, in the opinion the Borrower, adequate;

                  b) the execution, delivery and performance of each of the Loan Documents and the making of any Loan by the Bank to the Borrower hereunder (i) are, and will be, within the Borrower's power and authority, (ii) have been authorized by all necessary trust or corporate proceedings, as applicable, (iii) do not, and will not, require the consent of any shareholders of the Borrower or approvals of any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust or by-laws or other organizational documents of the Borrower or the Prospectus or any law, rule or regulation applicable to the Borrower, including, without limitation, the Investment Company Act, and the same will be in compliance with Federal Reserve Regulations T, U and X and the Investment Company Act, (v) does not constitute a default under any other agreement, order or undertaking binding on the Borrower, and
(vi) does not require the consent or approval of any obligee or holder of any instrument relating to the Other Indebtedness or any other party other than for those consents and approvals which have been received;

                  c) each Loan shall constitute an "Exempted Transaction" as described in Federal Reserve Regulation U and no portion of any proceeds of any Loan shall be used directly or indirectly in violation of any provision of any statute, regulation, order or restriction applicable to the Bank or any Borrower.

                  d) each of the Loan Documents constitutes the legal, valid, binding and enforceable obligation of the Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles;

                  e) all financial statements previously furnished to the Bank by the Borrower were prepared in accordance with generally accepted accounting principles and present

The Berger Family of Funds
As of June 26, 2001
Page 7


fairly and completely the financial position of the Borrower. Since the date of such statements, there has been no material adverse change in the assets, liabilities, financial condition or business of the Borrower other than in the ordinary course of business. The Borrower has disclosed to the Bank in writing any and all facts which, to the best of the Borrower's knowledge after due inquiry, materially and adversely affect or may affect the business, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under the Loan Documents;

                  f) the Borrower has good and marketable title to all its material properties, assets and rights of every name and nature purportedly owned by it, except for encumbrances shown on Exhibit D;

                  g) there is no material litigation, arbitration, proceeding or investigation pending, or to the best of the Borrower's knowledge threatened, against the Borrower or the Investment Adviser except those previously disclosed by the Borrower to the Bank in writing and except as described on Exhibit E attached hereto;

                  h) the shares of the Borrower have been registered under the Securities Act of 1933 and are eligible for sale under applicable state and federal securities laws and regulations;

                  i) with regard to the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, collectively, as amended and in effect from time to time ("ERISA") the Borrower is not treated as a single employer with any other person under ERISA, and has no liability with respect to any benefit arrangement, plan or multi-employer plan subject to ERISA;

                  j) the Borrower is not an "Affiliated Person", as defined in the Investment Company Act, with the Bank;

                  k) the Investment Adviser serves as investment adviser to the Borrower and the Custodian serves as custodian for assets of the Borrower;

                  l) the Borrower has complied in all material respects with, and is in compliance with, the investment policies and restrictions set forth in the Prospectus.

         The making of each Loan hereunder to a Borrower shall be deemed to be a reaffirmation by such Borrower as to the representations and warranties contained in this paragraph and confirmation that no Default has occurred hereunder or will occur after giving effect to the making of such Loan.

         3. Default. It will be a Default hereunder with respect to a Borrower if any of the following events occurs:

The Berger Family of Funds
As of June 26, 2001
Page 8

                  a) the Borrower fails to pay when due any amount of principal of any Loan, or any amount of interest thereon or any fees or expenses payable hereunder or under the Note; or

                  b) the Borrower fails to perform or comply with any term, covenant or agreement contained in Section I or Sections II(1)(a), II(1)(b), or II(1)(c) of this letter agreement; or

                  c) the Borrower fails to perform or comply with any term contained herein other than those referred to above in Section II(3)(a) and II(3)(b), and such failure shall not have been remedied within 5 days of the earlier to occur of the Borrower first becoming aware of such failure or notice by the Bank;

                  d) any material representation or warranty of the Borrower made in any of the Loan Documents or as an inducement for the Bank to make any Loan shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

                  e) the Borrower fails to pay or perform any Obligation whether now existing or hereafter arising, except as otherwise provided in this Section II, Paragraph 3, and such failure shall continue for more than the period of grace, if any, and shall not have been waived in writing by the Bank or the Borrower fails to pay any obligations for Other Indebtedness, or for the use of real or personal property, or fails to observe or perform any term, covenant or agreement evidencing or securing such Other Indebtedness or relating to such use of real or personal property and such failure shall continue for more than the period of grace, if any, and shall not have been waived in writing and shall permit the holder of such Other Indebtedness or the holder of the obligation relating to the use of real or personal property to declare such obligations due and payable before their stated maturity; or

                  f) the Borrower or the Investment Adviser (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) is generally not paying its debts as such debts become due, (iii) makes a general assignment for the benefit of its creditors, (iv) commences any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (v) fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vi) takes any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing or (vii) discontinues its business; or

                  g) a proceeding or case shall be commenced against the Borrower or the Investment Adviser without the application or consent of such party, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the

The Berger Family of Funds
As of June 26, 2001
Page 9


like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower or the Investment Adviser or action under the laws of the jurisdiction of incorporation or organization of the Borrower or the Investment Adviser similar to any of the foregoing shall be taken with respect to the Borrower or the Investment Adviser and shall continue unstayed and in effect for any period of 60 days; or

                  h) a final judgment or final order for the payment of money is entered against the Borrower by any court, or an execution or similar process is issued or levied against property of the Borrower, that in the aggregate exceeds 5% of the total assets of such Borrower in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

                  i) there occurs a material adverse change in the assets or financial condition of the Borrower which would impede the Borrower's ability to satisfy its Obligations (which shall not include a decline in the net assets of the Borrower resulting from redemptions by shareholders of the Borrower or a decline in market value of securities held by the Borrower); or

                  j) the Borrower challenges the validity or enforceability of any portion of any of the Loan Documents; or

                  k) any investment advisory agreement which is in effect on the date hereof relating to the Borrower terminates or the Investment Adviser ceases to serve as the investment adviser for the Borrower or the Custodian ceases to serve as the custodian for the Borrower's assets without the prior written consent of the Bank in each instance which consent shall not be unreasonably withheld; or

                  l) the Borrower shall violate, or take any action that would result in a material deviation from, any of its fundamental investment policies or restrictions applicable to the Borrower as in effect from time to time, including those as set forth in the Prospectus.

         4. Remedies. Upon the occurrence of a Default described in subsections 3 (f) and (g), immediately and automatically, and upon the occurrence of any other Default, at any time thereafter while such Default is continuing, at the Bank's option and upon the Bank's declaration:

                  (a) the Committed Line established hereunder shall terminate with respect to the subject Borrower;

                  (b) the unpaid principal amount of the Loans to the Borrower, together with accrued interest and all other Obligations with respect to such Borrower, shall become

The Berger Family of Funds
As of June 26, 2001
Page 10



immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

                  (c) the Bank may exercise any and all rights it has under any of the Loan Documents and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding as it relates to such Borrower.

         Each Borrower authorizes the Bank and the Custodian to charge and setoff against any deposit account or other account maintained with either the Bank or the Custodian on behalf of such Borrower and apply the proceeds thereof against repayment of any unpaid Obligations of such Borrower. In addition, the Custodian is hereby directed by each Borrower to dispose of such Borrower's assets as selected by the Borrower's investment adviser to the extent necessary to repay all amounts due to the Bank from the Borrower to the extent that the Obligations of the Borrower have not been paid when due or if a default has occurred with respect to the Borrower. If the Borrower's investment adviser does not select a sufficient amount of assets to repay all amounts due to the Bank from the Borrower within a reasonable time, the Custodian is hereby directed by the Borrower, upon one day's prior written notice to the Borrower and its investment adviser, to dispose of the Borrower's assets to the extent necessary to repay all amounts due to the Bank from the Borrower. The foregoing shall be deemed to be continuing and irrevocable "proper instructions" to the Custodian for all purposes under the custody agreement between the Borrower and the Custodian. The foregoing shall be in addition to any other rights or remedies the Bank and the Custodian may have against the Borrower following the occurrence of a default hereunder.

         No right of the Bank shall be exclusive of any other right of the Bank now or hereafter available under the Loan Documents, at law, in equity or otherwise, and no course of dealing or delay by the Bank in exercising any right shall operate as a waiver thereof or otherwise affect any rights or remedies of the Bank.

         5. Notices. All notices hereunder shall be in writing and shall be deemed to have been given one business day after delivery to overnight courier or when delivered by hand to the address given below and in each case such delivery is confirmed to have been made. Notices to the Bank shall be given to State Street Bank and Trust Company, Lafayette Corporate Center, 2 Avenue de Lafayette, 2nd Floor, Boston, Massachusetts 02111 Attn.: John A. Stankard, Vice President, or Mutual Fund Lending Department Head Executive and notices to the Borrower shall be deemed to have been given if given at the address stated at the beginning of this letter agreement, Attention: John A. Paganelli, Vice President and Treasurer and Brian S. Ferrie, Vice President.

         6. Miscellaneous. No waivers shall be effective unless in writing. All amendments hereto must be in writing signed by all parties hereto. Regardless of the adequacy of any collateral, any amounts owing from the Bank to a Borrower, including deposits, may be set off and applied against obligations of such Borrower to the Bank. The Borrowers may not

The Berger Family of Funds
As of June 26, 2001
Page 11


assign or transfer or participate any of their rights under any of the Loan Documents without the prior written consent of the Bank. The Bank may assign, transfer or participate its rights hereunder to any Federal Reserve Bank or to any other entity, provided however that no such entity, without the consent of the Borrowers, shall have any rights with respect to any participation other than for the right to vote on changes in interest, fees, commitment amount, principal payments, and any advance rate described herein.

         7. Waiver of Jury Trial. Except as prohibited by law, neither the Borrowers nor the Bank, nor any assignee or successor of the Borrowers or the Bank, shall seek a jury trial in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon or arising out of any of the Loan Documents. Neither the Borrowers nor the Bank will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial has not been waived. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         8. Jurisdiction. EACH OF THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER BY MAIL AT THE ADDRESS SPECIFIED ABOVE. EACH BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         9. Superceded and Replaced. This letter agreement supercedes and replaces in its entirety a Loan Agreement dated as of July 1, 1997 by and between the Borrowers and certain lenders, including the Bank (as amended, the "Syndicated Loan Agreement"). Any amounts, including principal and interest, outstanding in connection with any Uncommitted Credit Loans, as defined in the Syndicated Loan Agreement, made by the Bank pursuant to the terms of the Syndicated Loan Agreement shall be deemed to be outstanding under the credit facility described in this letter agreement.

         10. Definitions. Except as otherwise defined herein, all financial terms shall be defined in accordance with generally accepted accounting principles. The following defined terms as used herein shall have the following meanings:

The Berger Family of Funds
As of June 26, 2001
Page 12

                  "Custodian" shall mean State Street Bank and Trust Company.

                  "Indebtedness" shall mean all obligations for borrowed money and other extensions of credit to a Borrower and all amounts payable in connection therewith as permitted to be incurred by a registered open-end management investment company pursuant to the Investment Company Act.

                  "Investment Adviser" means Berger LLC

                  "Investment Company Act" means the Investment Company Act of 1940, as amended, together with all related rules and regulations promulgated by the United States Securities and Exchange Commission relating thereto.

                  "Loan Documents" means this letter agreement, the Note and any other documents executed in connection herewith, as the same may be amended, superseded or replaced.

                  "Obligations" means any and all obligations of a Borrower to the Bank of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

                  "Federal Funds Rate" shall mean, at the relevant time of reference thereto, the rate that appears on the telerate Page 5 as quoted by Garvin Guy Butler, as of 9:30 a.m. (New York time), as the "Federal Funds Offered Rate".

                  "Prospectus" means the Prospectus and Statement of Additional Information delivered to purchasers of shares of the Borrower and effective as of the date of this Agreement.

         If the foregoing satisfactorily sets forth the terms and conditions of the Committed Line, please execute and return to the undersigned each of the Loan Documents and such other documents and agreements as the Bank may request. We are pleased to provide the Committed Line to the Borrowers and look forward to the ongoing development of our relationship.

                                           Sincerely,

                                           STATE STREET BANK AND
                                           TRUST COMPANY, as Bank


                                           By:
                                              --------------------------------
                                              John A. Stankard, Vice President

The Berger Family of Funds
As of June 26, 2001
Page 13

Acknowledged and accepted:

BERGER GROWTH FUND, INC.,
BERGER LARGE CAP GROWTH FUND, INC.,
BERGER INVESTMENT PORTFOLIO TRUST,
BERGERWORLDWIDE PORTFOLIOS TRUST,
BERGER OMNI INVESTMENT TRUST, and
BERGER INSTITUTIONAL PRODUCTS TRUST,
each on behalf of itself or its respective fund series listed on Appendix I hereto


By:
   ----------------------------

Title:
      -------------------------



STATE STREET BANK AND TRUST COMPANY
as Custodian

By:
   ----------------------------

Title:
      -------------------------

                                   APPENDIX I

List of Borrowers


1.       BERGER GROWTH FUND, INC.,

2.       BERGER LARGE CAP GROWTH FUND, INC.,

3.       BERGER INVESTMENT PORTFOLIO TRUST, on behalf of

         a.   Berger Small Company Growth Fund

         b.   Berger New Generation Fund

         c.   Berger Balanced Fund

         d.   Berger Select Fund

         e.   Berger Mid Cap Growth Fund

         f.   Berger Mid Cap Value Fund

         g.   Berger Information Technology Fund

4.       BERGERWORLDWIDE PORTFOLIOS TRUST, on behalf of

         a.   Berger International Portfolio

5.       BERGER OMNI INVESTMENT TRUST, on behalf of

         a.   Berger Small Cap Value Fund

6.       BERGER INSTITUTIONAL PRODUCTS TRUST, on behalf of

         a.   Berger IPT-Growth Fund

         b.   Berger IPT-Large Cap Growth Fund

         c.   Berger IPT-Small Company Growth Fund

         d.   Berger IPT-International Fund

         e.   Berger IPT-New Generation Fund

                                    EXHIBIT A



                                      NOTE


$100,000,000                                                As of June 26, 2001
                                                          Boston, Massachusetts


         For value received, the undersigned hereby promises to pay to State Street Bank and Trust Company (the "Bank"), or order, at the head office of the Bank at 225 Franklin Street, Boston, Massachusetts 02110 in immediately available United States dollars, the principal amount of ONE HUNDRED MILLION Dollars ($100,000,000), or such lesser amount as shall be outstanding hereunder and not have been prepaid as provided herein. Each Loan shall be payable upon the earliest to occur of 60 days after the date on which such Loan is made, the date on which the Loan becomes due whether following the occurrence of a Default or otherwise as described in the Agreement, as hereinafter defined, or the Expiration Date. Interest on the unpaid principal amount outstanding hereunder shall be payable at the variable rate per annum equal to the Federal Funds Rate plus .50% per annum. Interest on principal outstanding hereunder shall be payable monthly in arrears on the fifteenth day of each month beginning on the first such date following the date hereof, with all accrued and unpaid interest due and payable upon the Expiration Date or when principal outstanding hereunder is otherwise due and payable. Each change in such interest rate shall take effect simultaneously with the corresponding change in such federal funds rate. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, including holidays or other days on which the Bank is not open for the conduct of banking business.

         All Loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank. The entries on the records of the Bank (including any appearing on this Note), absent manifest error, shall govern and control as to amounts outstanding hereunder, provided that the failure by the Bank to make any such entry shall not affect the obligation of the Borrower to make payments of principal and interest on all Loans as provided herein and in the Agreement.

         Overdue principal, and, to the extent permitted by law, overdue interest, shall bear interest, compounded monthly and payable on demand in immediately available funds, at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such principal.

         This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain letter agreement dated as of June 26, 2001 by and between the undersigned and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided. All terms not otherwise defined herein shall be used as defined in the Agreement.

         The undersigned may at its option prepay all or any part of the principal of this Note without penalty. Amounts prepaid may be reborrowed subject to the terms of the Agreement.

         Any deposits or other sums at any time credited by or due from the Bank to the undersigned and any securities or other property of the undersigned at any time in the possession of the Bank may at all times be held and treated as collateral for the payment of this Note.

         The undersigned maker and every endorser and guarantor hereof hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of the undersigned, endorser or guarantor. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

         This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).


WITNESS:                                 BERGER GROWTH FUND, INC.,
                                           BERGER LARGE CAP GROWTH FUND, INC.,
                                           BERGER INVESTMENT PORTFOLIO TRUST,
_______________________                    BERGERWORLDWIDE PORTFOLIOS
                                           TRUST, BERGER OMNI INVESTMENT
                                           TRUST, and BERGER INSTITUTIONAL
                                           PRODUCTS TRUST,
                                           each on behalf of itself or its
                                           respective fund series listed on
                                           Appendix I hereto.


                                           By:
                                              --------------------------------

                                           Title:
                                                 -----------------------------

                  SCHEDULE I TO NOTE DATED AS OF JUNE 26, 2001
                 FROM THE BORROWERS LISTED ON APPENDIX I HERETO
                                   TO THE BANK




                                    Amount of         Outstanding   Notation Made
Date of Loan   Amount of Principal  Principal Paid    Balance       By
------------   -------------------  --------------    -----------   -------------


                                   APPENDIX I
                                     TO NOTE

                                List of Borrowers


1.       BERGER GROWTH FUND, INC.,

2.       BERGER LARGE CAP GROWTH FUND, INC.,

3.       BERGER INVESTMENT PORTFOLIO TRUST, on behalf of

         a.   Berger Small Company Growth Fund

         b.   Berger New Generation Fund

         c.   Berger Balanced Fund

         d.   Berger Select Fund

         e.   Berger Mid Cap Growth Fund

         f.   Berger Mid Cap Value Fund

         g.   Berger Information Technology Fund

4.       BERGERWORLDWIDE PORTFOLIOS TRUST, on behalf of

         a.   Berger International Portfolio

5.       BERGER OMNI INVESTMENT TRUST, on behalf of

         a.   Berger Small Cap Value Fund

6.       BERGER INSTITUTIONAL PRODUCTS TRUST, on behalf of

         a.   Berger IPT-Growth Fund

         b.   Berger IPT-Large Cap Growth Fund

         c.   Berger IPT-Small Company Growth Fund

         d.   Berger IPT-International Fund

         e.   Berger IPT-New Generation Fund

                                    EXHIBIT B

                                 ADVANCE/PAYDOWN
                                  REQUEST FORM



DATE:
     --------------------------------------------------------------------------

TO:  STATE STREET BANK AND TRUST COMPANY
     --------------------------------------------------------------------------

ATTN:
     --------------------------------------------------------------------------

FROM:________________, acting on behalf of _____________[fund series, if applicable] (the "Borrower")
                                  ---------------------------------------------


SUBJECT:


         In connection with the letter agreement and related documents currently in effect with State Street Bank and Trust Company (collectively, the "Agreement"), please increase or reduce the outstanding balance on behalf of the above-indicated Borrower as indicated below. The Loan should be recorded on the books of the Borrower with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

                                Increase/                       Cumulative
                                (Decrease)                      Balance            Total
Date                            the Loan by                     Outstanding        Assets
----                            -----------                     -----------        ------
                               $                               $                 $
--------------------------      ------------                    --------------    ------------------------

Further, the Borrower hereby represents and warrants that:

1. the proceeds of the Advance shall be used in conformance with the usage specified in the Agreement,

2. the Borrower is in compliance with all the terms and conditions in the Agreement and will remain in compliance therewith after giving effect to the making of the requested Loan; and

3. the undersigned is a duly authorized officer of the Borrower with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Borrower.

                                       By:
                                             --------------------------------
                                      Name:
                                             --------------------------------
                                      Title
                                             --------------------------------
                                      Date:
                                             --------------------------------

                                    EXHIBIT C

                                  INDEBTEDNESS

                         TO BE SUBMITTED BY THE BORROWER

                                    EXHIBIT D

                                  ENCUMBRANCES

                         TO BE SUBMITTED BY THE BORROWER

                                    EXHIBIT E


                                   LITIGATION

                         TO BE SUBMITTED BY THE BORROWER